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                                                                    Exhibit 5.1


                      [MORRISON & FOERSTER LLP LETTERHEAD]





                               September 14, 2001




Wire One Technologies, Inc.
225 Long Avenue
Hillside, New Jersey 07205

Ladies and Gentlemen:

                  At your request, we have examined the Registration Statement on Form S-3 filed by Wire One Technologies, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") on September 14, 2001 (Registration No. 333-_____) (the "Registration Statement"), relating to the registration under the Securities Act of 1933, as amended (the "Act"), of (a) 2,200,000 shares of the Company's common stock, par value $.0001 per share ("Common Stock"), issued in connection with an unregistered offering (the "Offering") to various stockholders (the "Offering Shares") completed on August 8, 2001 pursuant to several Subscription Agreements (the "Subscription Agreements"); (b) 814,001 shares of Common Stock issuable upon exercise of warrants (the "Offering Warrants") to purchase that number of shares of Common Stock issued in connection with the Offering (the "Offering Warrant Shares");
(c) 220,000 shares of Common Stock issuable upon exercise of warrants (the "Agent Warrants") to purchase that number of shares of Common Stock issued to H.C. Wainwright & Co., Inc. and affiliates thereof (collectively, the "Agent") for services rendered in connection with the Offering (the "Agent Warrant Shares"); (d) 1,009,701 shares of the Company's Common Stock issued in connection with the Company's acquisitions of the assets of GeoVideo Networks, Inc., Advanced Acoustical Concepts, Inc., Johns Brook Co., Inc. and 2Confer, L.L.C. (collectively, the "Acquisition Shares") pursuant to (i) that certain Asset Purchase Agreement, dated as of May 30, 2001, by and among the Company, GeoVideo Networks, Inc., Thomas Weisel Capital Partners LLC, Crest Communications Partners LP, East River Ventures II L.P. and Lucent Technologies, Inc., (ii) that certain Asset Purchase Agreement, dated as of July 17, 2001, by and among the Company, Advanced Acoustical Concepts, Inc., Lawrence F. Miller, William Othick and Wayne Lippy, (iii) that certain Asset Purchase Agreement, dated as of October 6, 2000, by and among the Company, Johns Brook Co., Inc. and the stockholders of Johns Brook Co., Inc. signatory thereto, as amended, and (iv) that certain Asset Purchase Agreement, dated as of July 21, 2000, by and among the Company, 2CONFER L.L.C. and the members of

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                            MORRISON & FOERSTER LLP


Wire One Technologies, Inc.
September 14, 2001
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2CONFER L.L.C. signatory thereto (collectively, the "Acquisition Agreements");
(e) 20,000 shares of Common Stock issued to the Agent for services rendered in connection with the Company's acquisition (the "GeoVideo Acquisition") of assets of GeoVideo Networks, Inc. (the "GeoVideo Shares"); (f) 501,733 shares of Common Stock issuable upon exercise of warrants (the "GeoVideo Class A Warrants") to purchase that number of shares issued to certain stockholders of the Company in connection with the GeoVideo Acquisition (the "GeoVideo Class A Warrant Shares"); and (g) 520,123 shares of Common Stock issuable upon exercise of warrants (the "GeoVideo Class B Warrants", and together with the Offering Warrants, the Agent Warrants and the GeoVideo Class A Warrants, the "Warrants") to purchase that number of shares issued to certain stockholders of the Company in connection with the GeoVideo Acquisition (the "GeoVideo Class B Warrant Shares", and together with the Offering Shares, the Offering Warrant Shares, the Agent Warrant Shares, the Acquisition Shares, the GeoVideo Shares and the GeoVideo Class A Warrant Shares, the "Shares").

                  This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act. All capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in the Registration Statement. The Subscription Agreements, the Warrants and the Acquisition Agreements are collectively referred to hereinafter as the "Transaction Documents".

                  As counsel to the Company, we have examined the proceedings taken by the Company in connection with the issuance and sale by the Company of the Shares. In such examination, we have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies. In making our examination of documents executed by entities other than the Company, we have assumed that each other entity has the power and authority (or, in the case of individuals, the capacity) to execute and deliver, and to perform and observe the provisions of such documents, and the due authorization by each such entity of all requisite action and the due execution and delivery of such documents by each such entity. In addition, we have assumed that the current Board of Directors has been validly elected and that the Warrants have been duly paid for. We have also assumed that the Company has been duly organized and is validly existing and in good standing under the laws of the State of Delaware.

                  In connection with this opinion, we have examined originals or copies of the Transaction Documents and of the certificate of incorporation and the bylaws, each as amended to date, of the Company. In addition, we have examined such records, documents, certificates of public officials and the Company, made such inquiries of


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                            MORRISON & FOERSTER LLP


Wire One Technologies, Inc.
September 14, 2001
Page Three


officials of the Company and considered such questions of law as we have deemed necessary for the purpose of rendering the opinions set forth herein.

                  Based upon and subject to the foregoing, we are of the opinion that:

                  (a) The Offering Shares have been duly authorized for issuance by all necessary corporate action on the part of the Company and are validly issued, fully paid and non-assessable;

                  (b) The Offering Warrant Shares, issuable upon exercise of the Offering Warrants, when issued upon payment of the applicable exercise prices and in accordance with the terms of the applicable warrant agreements, will be validly issued, fully paid and non-assessable;

                  (c) The Agent Warrant Shares, issuable upon exercise of the Agent Warrants, when issued upon payment of the applicable exercise prices and in accordance with the terms of the applicable warrant agreements, will be validly issued, fully paid and non-assessable;

                  (d) The Acquisition Shares have been duly authorized for issuance by all necessary corporate action on the part of the Company and are validly issued, fully paid and non-assessable;

                  (e) The GeoVideo Shares have been duly authorized for issuance by all necessary corporate action on the part of the Company and are validly issued, fully paid and non-assessable;

                  (f) The GeoVideo Class A Warrant Shares, issuable upon exercise of the GeoVideo Class A Warrants, when issued upon payment of the applicable exercise prices and in accordance with the terms of the applicable warrant agreements, will be validly issued, fully paid and non-assessable; and

                  (g) The GeoVideo Class B Warrant Shares, issuable upon exercise of the GeoVideo Class B Warrants, when issued upon payment of the applicable exercise prices and in accordance with the terms of the applicable warrant agreements, will be validly issued, fully paid and non-assessable.

                  We express no opinion as to matters governed by laws of any jurisdiction other than the following as in effect on the date hereof: the General Corporation Law of the State of Delaware and the federal laws of the United States of America.


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                            MORRISON & FOERSTER LLP


Wire One Technologies, Inc.
September 14, 2001
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                  We hereby consent to the filing of this opinion with the
Commission in connection with the filing of the Registration Statement and any amendments thereto. We also consent to the use of our name in the related prospectus under the heading "Legal Matters". In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.




                                            Very truly yours,

                                            /s/ Morrison & Foerster LLP

                                            Morrison & Foerster LLP